Exhibit 10.12

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

BETWEEN

OTONOMY, INC.

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

CASE NO. SD2008-274, SD2009-077 THROUGH SD2009-098

AND SD 2009-126

LICENSE AGREEMENT

This agreement (“Agreement”) is made by and between Otonomy, Inc. a Delaware corporation having an address at 5626 Oberlin Drive, Suite 100, San Diego, California 92121 (“LICENSEE”) and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer & Intellectual Property Services, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”).

This Agreement is effective on the date of the last signature (“Effective Date”).

RECITALS

WHEREAS, the inventions disclosed in UCSD Disclosure Docket No. SD2008-274 and titled “Auris-Interna Formulations for Treating Otic Diseases and Conditions” and the additional related disclosures listed in Exhibit A (collectively, “Invention”), were made in the course of research at UCSD by Dr. Jeffrey Harris, and at Otonomy by one or more non-UC collaborators, including Dr. Jay Lichter ( hereinafter and collectively, the “Inventors”) and are covered by Patent Rights as defined below;

WHEREAS, Dr. Jeffrey Harris is an employee of the Veterans Administration Medical Center and UNIVERSITY. In accordance with the policy of the U.S. Department of Veterans Affairs (“VA”), Dr. Harris reported the Invention (UC Case No. SD2008-274 and the additional related disclosures listed in Exhibit A) to the VA for a determination of rights. The VA may decide that the U.S. Government should retain its right, title and interest in and to the Invention. Dr. Harris will assign his right, title and interest in and to the Invention (UC Case No. SD2008-274 and the additional related disclosures listed in Exhibit A) jointly to the U.S. Government and UNIVERSITY;

WHEREAS, the VA and UNIVERSITY entered into a Cooperative Technology Administration Agreement (VA/UC Agreement) under which the VA authorizes UNIVERSITY to have the exclusive right to prepare, file, prosecute and maintain patent applications and patents covering inventions in which both parties have an interest and the exclusive right to negotiate, execute and administer agreements for the commercialization of such inventions;

WHEREAS, UNIVERSITY is desirous that the Invention be developed and utilized to the fullest possible extent so that its benefits can be enjoyed by the general public;

1

WHEREAS, LICENSEE is desirous of obtaining certain rights from UNIVERSITY for commercial development, use, and sale of the Invention, and the UNIVERSITY is willing to grant such rights; and

WHEREAS, LICENSEE understands that UNIVERSITY may publish or otherwise disseminate information concerning the Invention at any time and that LICENSEE is paying consideration thereunder for its early access to the Invention, not continued secrecy therein.

NOW, THEREFORE, the parties agree:

ARTICLE 1. DEFINITIONS

The terms, as defined herein, shall have the same meanings in both their singular and plural forms.

1.1

“Affiliate” means any corporation or other business entity which is bound in writing by LICENSEE to the terms set forth in this Agreement and in which LICENSEE owns or controls, directly or indirectly, at least twenty percent (20%) of the outstanding stock or other voting rights entitled to elect directors, or in which LICENSEE is owned or controlled directly or indirectly by at least twenty percent (20%) of the outstanding stock or other voting rights entitled to elect directors; but in any country where the local law does not permit foreign equity participation of at least twenty percent (20%), then an “Affiliate” includes any company in which LICENSEE owns or controls or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

1.2

“Combination Product” means any product which is a Licensed Product (as defined below) and contains other product(s) or product component(s) that is not an excipient, diluant, adjuvant, buffer and the like and (i) does not use Invention, or Patent Rights (as defined below); (ii) the sale, use or import by itself does not contribute to or induce the infringement of Patent Rights; (iii) is sold separately by LICENSEE, its Sublicensee (as defined below) or an Affiliate; and (iv) enhances the market price of the final product(s) sold, used or imported by LICENSEE, its Sublicensee, or an Affiliate.

1.3	“Field” means [***].

1.4

“Licensed Method” means any method that uses or is covered by Patent Rights the use of which would constitute, but for the license granted to LICENSEE under this Agreement, an infringement, an inducement to infringe or contributory infringement, of any pending or issued claim within Patent Rights, had LICENSEE not had rights in patents and patent applications claiming Invention.

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1.5

“Licensed Product” means any service, composition or product that is covered by the claims of Patent Rights, or that is produced by the Licensed Method, or the manufacture, use, sale, offer for sale, or importation of which would constitute, but for the license granted to LICENSEE under this Agreement, an infringement, an inducement to infringe or contributory infringement, of any pending or issued claim within the Patent Rights, had LICENSEE not had rights in patents and patent applications claiming Invention.

1.6

“Net Sales” means the total of the gross invoice prices of Licensed Products sold or leased by LICENSEE, Sublicensee, Affiliate, or any combination thereof, less the sum of the following actual and customary deductions where applicable and separately listed: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales (except for value-added and income taxes imposed on the sales of Licensed Product in foreign countries); transportation charges; or credits to customers because of rejections or returns. For purposes of calculating Net Sales, transfers to a Sublicensee or an Affiliate of Licensed Product under this Agreement for (i) end use (but not resale) by the Sublicensee or Affiliate shall be treated as sales by LICENSEE at list price of LICENSEE, or (ii) resale by a Sublicensee or an Affiliate shall be treated as sales at the list price of the Sublicensee or Affiliate.

1.7

“Patent Rights” means UNIVERSITY’s rights in any of the US patent applications listed in Exhibit B disclosing and claiming the Inventions, filed by Inventors and assigned to UNIVERSITY; and continuing applications thereof including divisions, substitutions, and continuations-in-part (but only to extent the claims thereof are enabled by disclosure of the parent application); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

1.8

“Sublicense” means an agreement into which LICENSEE enters with a third party that is not an Affiliate for the purpose of (i) granting certain rights; (ii) granting an option to certain rights; or (iii) forbearing the exercise of any rights, granted to LICENSEE under this Agreement. “Sublicensee” means a third party with whom LICENSEE enters into a Sublicense.

1.9	“Term” means the period of time beginning on the Effective Date and ending on the expiration date of the longest-lived Patent Rights.

1.10	“Territory” means worldwide where Patent Rights exist.

1.11

“VA/UC Agreement” means the Cooperative Technology Administration Agreement with an effective date of May 19, 2000, together with any amendments which have been executed by the Effective Date of this Agreement, which such Agreement and such amendments are attached hereto as Exhibit A and are incorporated herein by reference.

ARTICLE 2. GRANTS

License. Subject to the limitations set forth in this Agreement, and limitations set forth in the VA/UC Agreement, UNIVERSITY hereby grants to LICENSEE, and LICENSEE hereby accepts, a license under Patent Rights to make and have made, to use and have used, to sell and have sold, to offer for sale, and to import and have imported Licensed Products and to practice Licensed Methods, in the Field within the Territory and during the Term.

The license granted herein is exclusive for Patent Rights.

The License granted in this Paragraph 2.1 is subject to the following:

The obligation to the U.S. Government under 35 U.S.C. §§ 200-212 and all applicable governmental implementing regulations, as amended from time to time, (including the obligation to report on the utilization of the Invention as set forth in 37 C.F.R. § 401.14 (h)), and all applicable provisions of any license to the U.S. Government executed by UNIVERSITY and the VA/UC Agreement.

2.2 Sublicense.

(a)	The license granted in Paragraph 2.1 includes the right of LICENSEE to grant Sublicense to third parties during the Term but only for as long the license is exclusive.

(b)	With respect to Sublicense granted pursuant to Paragraph 2.2(a), LICENSEE shall:

(i)

not receive, or agree to receive, anything of value in lieu of cash as consideration from a third party under a Sublicense granted pursuant to Paragraph 2.2(a) without the express written consent of UNIVERSITY;

(ii)

to the extent applicable, include all of the rights of and obligations due to UNIVERSITY (and, if applicable, the rights and obligations of the US Government under 35 U.S.C. §§ 200-212 and the VA/UC Agreement) and contained in this Agreement;

(iii)	promptly provide UNIVERSITY with a copy of each Sublicense issued; and

(iv)

collect and guarantee payment of all payments due, directly or indirectly, to UNIVERSITY from Sublicensees and summarize and deliver all reports due, directly or indirectly, to UNIVERSITY from Sublicensees.

(c)

Upon termination of this Agreement for any reason, UNIVERSITY, at its sole discretion, shall determine whether LICENSEE shall cancel or assign to UNIVERSITY any and all Sublicenses; provided, however, that LICENSEE may submit a proposed Sublicense to UNIVERSITY in advance for UNIVERSITY’s prior approval, such approval not to be unreasonably withheld or delayed, and if UNIVERSITY approves such Sublicense, and Sublicensee agrees to the terms of this Agreement, then such Sublicense shall also become a direct license between Sublicensee and UNIVERSITY upon termination of this Agreement for any reason.

(d)

If LICENSEE grants a license to a third party under its own interest in the Field in any patent rights claiming Invention, LICENSEE shall also concurrently grant a Sublicense under Patent Rights to said third party under this Paragraph.

2.3 Reservation of Rights. UNIVERSITY and VA reserve the right to:

(a)	use the Invention and Patent Rights for educational and research purposes;

(b)	publish or otherwise disseminate any information about the Invention at any time; and

(c)	allow other nonprofit institutions to use Invention and Patent Rights for educational and research purposes in their facilities.

2.4 The U.S. Government shall have the non-exclusive, non-transferrable, irrevocable, royalty-free, paid-up right to practice or have practiced the Invention throughout the world by or on behalf of the U.S. Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the U.S. Government is a signatory.

ARTICLE 3. CONSIDERATION

3.1 Fees and Royalties. The parties hereto understand that the fees and royalties payable by LICENSEE to UNIVERSITY under this Agreement are partial consideration for the license granted herein to LICENSEE under Patent Rights. LICENSEE shall pay UNIVERSITY:

(a)	a license issue fee of [***] dollars (US$[***]) upon execution of this Agreement;

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(b)

license maintenance fees of [***] dollars (US$[***]) per year and payable on the first anniversary of the Effective Date and annually thereafter on each anniversary; provided however, that LICENSEE’s obligation to pay this fee shall end on the date when LICENSEE is commercially selling a Licensed Product;

(c)	milestone payments in the amounts payable according to the following schedule or events for each Licensed Product:

	Amount	Date or Event

(i)	$[***]	[***]

(ii)	$[***]	[***]

(iii)	$[***]	[***]

(iv)	$[***]	[***]

(v)	$[***]	[***]

provided, however, in the event a Licensed Product is designated as an “orphan” product when it achieves an above event, then LICENSEE shall only pay 25% of the amount for the corresponding event for each such orphan Licensed Product.

(d)	an earned royalty of [***] percent ([***]%) on Net Sales of Licensed Products by LICENSEE and/or its Affiliate(s);

provided, however, that the earned royalty due on Net Sales of Combination Product by LICENSEE and/or its Affiliate(s) shall be calculated as below:

Earned Royalties due UNIVERSITY = [***]

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[***]

(e)

In the event LICENSEE is required to pay royalties to one or more third parties for patent rights necessary to make, use or sell Licensed Products, LICENSEE may deduct $[***] from the earned royalties payable to UNIVERSITY for every $[***] LICENSEE actually pays to said third parties; provided, however, in no event shall the amount payable to UNIVERSITY be less than [***]% of the amount otherwise due.

(f)	[***] percent ([***]%) of all sublicense fees received by LICENSEE from its Sublicensees that are not earned royalties;

(g)

on each and every sublicense royalty payment received by LICENSEE from its Sublicensees on sales of Licensed Product by Sublicensee, the higher of (i) [***] percent ([***]%) of the royalties received by LICENSEE; or (ii) royalties based on the royalty rate in Paragraph 3.1(d) as applied to Net Sales of Sublicensee;

(h)

beginning the calendar year of commercial sales of the first Licensed Product by LICENSEE, its Sublicensee, or an Affiliate and if the total earned royalties paid by LICENSEE under Paragraphs 3.1(d) and (g) to UNIVERSITY in any such year cumulatively amounts to less than [***] dollars (US$[***]) (“minimum annual royalty”), LICENSEE shall pay to UNIVERSITY a minimum annual royalty on or before [***] the difference between amount noted above and the total earned royalty paid by LICENSEE for such year under Paragraphs 3.1(d) and (g); provided, however, that for the year of commercial sales of the first Licensed Product, the amount of minimum annual royalty payable shall be pro-rated for the number of months remaining in that calendar year.

All fees and royalty payments specified in Paragraphs 3.1(a) through 3.1(h) above shall be paid by LICENSEE pursuant to Paragraph 4.3 and shall be delivered by LICENSEE to UNIVERSITY as noted in Paragraph 10.1.

3.2 Patent Costs LICENSEE shall reimburse UNIVERSITY all past and future out-of-pocket Patent Costs incurred in the Territory within thirty (30) days following the date an itemized invoice is sent from UNIVERSITY to LICENSEE.

There are no past Patent Costs paid by UNIVERSITY as of October 6, 2008.

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3.3 Due Diligence.

(a)	LICENSEE shall, either directly or through its Affiliate(s) or Sublicensee(s):

[***]

(b)

If LICENSEE fails to perform any of its obligations specified in Paragraphs 3.3(a)(i)-(ix), then UNIVERSITY shall have the right and option to either terminate this Agreement or change LICENSEE’s exclusive license to a

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nonexclusive license. This right, if exercised by UNIVERSITY, supersedes the rights granted in Article 2. The VA also has termination rights under Article 7 of the VA/UC Agreement.

(c)	The rights of the U.S. Government as provided for in Paragraph 3.5.4 of the VA/UC Agreement apply to LICENSEE under this Agreement.

ARTICLE 4. REPORTS, RECORDS AND PAYMENTS

4.1 Reports.

(a)	Progress Reports. Beginning six months after Effective Date and ending on the date of first commercial sale of a Licensed Product in the United States, LICENSEE shall report to UNIVERSITY progress covering LICENSEE’s (and Affiliate’s and Sublicensee’s) activities for the preceding six months to develop and test all Licensed Products and obtain governmental approvals necessary for marketing the same. Such semi-annual reports shall be due within sixty days of the reporting period and include a summary of work completed, summary of work in progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Products, and summary of resources (dollar value) spent in the reporting period.

(b)

Royalty Reports.     After the first commercial sale of a Licensed Product anywhere in the world, LICENSEE shall submit to UNIVERSITY quarterly royalty reports on or before each [***]. Each royalty report shall cover LICENSEE’s (and each Affiliate’s and Sublicensee’s) most recently completed calendar quarter and shall show:

(i)	the date of first commercial sale of a Licensed Product in each country;

(ii)

the gross sales, deductions as provided in the definition of Net Sales in Article 1, and Net Sales during the most recently completed calendar quarter and the royalties, in US dollars, payable with respect thereto;

(iii)	the number of each type of Licensed Product sold;

(iv)	sublicense fees and royalties received during the most recently completed calendar quarter in US dollars, payable with respect thereto;

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(v)	the method used to calculate the royalties; and

(vi)	the exchange rates used.

If no sales of Licensed Products have been made and no sublicense revenue has been received by LICENSEE during any reporting period, LICENSEE shall so report.

4.2 Records & Audits.

(a)

LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, and sold, and sublicense fees received under this Agreement. Such records shall be retained by LICENSEE for at least [***] ([***]) years following a given reporting period.

(b)

All records shall be available during normal business hours for inspection at the expense of UNIVERSITY by UNIVERSITY’s Internal Audit Department or by a Certified Public Accountant selected by UNIVERSITY and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments or other compliance issues. Such inspector shall not disclose to UNIVERSITY any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues. In the event that any such inspection shows an under reporting and underpayment in excess of [***] percent ([***]%) for any [***] ([***]) period, then LICENSEE shall pay the cost of the audit as well as any additional sum that would have been payable to UNIVERSITY had the LICENSEE reported correctly, plus an interest charge at a rate of [***] percent ([***]%) per year. Such interest shall be calculated from the date the correct payment was due to UNIVERSITY up to the date when such payment is actually made by LICENSEE. For underpayment not in excess of [***] percent ([***]%) for any [***] ([***]) period, LICENSEE shall pay the difference within [***] ([***]) days without interest charge or inspection cost.

(c)

UNIVERSITY may provide the VA with all financial information obtained from LICENSEE under Paragraph 4.1 hereof to the extent required under the VA/UC Agreement, and if such information is provided to the VA, UNIVERSITY will require that the VA not disclose it to third parties.

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4.3 Payments.

(a)

All fees reimbursements and royalties due UNIVERSITY shall be paid in United States dollars and all checks shall be made payable to “The Regents of the University of California”, referencing UNIVERSITY’s taxpayer identification number, 95-6006144, and sent to UNIVERSITY according to Paragraph 10.1 (Correspondence). When Licensed Products are sold in currencies other than United States dollars, LICENSEE shall first determine the earned royalty in the currency of the country in which Licensed Products were sold and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the applicable reporting period.

(b)	Royalty Payments.

(i)	Royalties shall accrue when Licensed Products are invoiced, or if not invoiced, when delivered to a third party or Affiliate.

(ii)	LICENSEE shall pay earned royalties quarterly on or before [***]. Each such payment shall be for earned royalties accrued within LICENSEE’s most recently completed calendar quarter.

(iii)

Royalties earned on sales occurring or under sublicense granted pursuant to this Agreement in any country outside the United States shall not be reduced by LICENSEE for any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income, except that all payments made by LICENSEE in fulfillment of UNIVERSITY’s tax liability in any particular country may be credited against earned royalties or fees due UNIVERSITY for that country. LICENSEE shall pay all bank charges resulting from the transfer of such royalty payments.

(iv)

If at any time legal restrictions prevent the prompt remittance of part or all royalties by LICENSEE with respect to any country where a Licensed Product is sold or a sublicense is granted pursuant to this Agreement, LICENSEE shall convert the amount owed to UNIVERSITY into US currency and shall pay UNIVERSITY directly from its US sources of fund for as long as the legal restrictions apply.

(v)

In the event that any patent or patent claim within Patent Rights is held invalid in a final decision by a patent office from which no appeal or additional patent prosecution has been or can be taken, or

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by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based solely on that patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision. LICENSEE shall not, however, be relieved from paying any royalties that accrued before the date of such final decision, that are based on another patent or claim not involved in such final decision

(c)

Late Payments. In the event royalty, reimbursement and/or fee payments are not received by UNIVERSITY when due, LICENSEE shall pay to UNIVERSITY interest charges at a rate of [***] percent ([***]%) per year. Such interest shall be calculated from the date payment was due until actually received by UNIVERSITY.

ARTICLE 5. PATENT MATTERS

5.1 Patent Prosecution and Maintenance.

(a)

LICENSEE shall diligently prosecute and maintain United States and, if available, foreign patents, and applications in Patent Rights using counsel of its choice. LICENSEE shall provide UNIVERSITY with copies of all relevant documentation relating to such prosecution. The counsel shall take instructions only from LICENSEE, and all patents and patent applications in Patent Rights shall be assigned jointly to UNIVERSITY, the VA and LICENSEE.

(b)	LICENSEE shall consider amending any patent application in Patent Rights to include claims reasonably requested by UNIVERSITY.

(c)

LICENSEE may elect to terminate its payment obligations with respect to any patent application or patent in Patent Rights upon three (3) months’ written notice to UNIVERSITY. LICENSEE shall use reasonable efforts to curtail further Patent Costs for such application or patent when such notice of termination is sent to UNIVERSITY. UNIVERSITY, at its sole discretion and at its sole expense, may continue prosecution and maintenance of said patent application or patent, and LICENSEE shall have no further license with respect thereto. Non-payment of any portion of Patent Costs with respect to any application or patent may be deemed by UNIVERSITY as an election by LICENSEE to terminate all obligations with respect to such application or patent. The UNIVERSITY is not obligated to file, prosecute or maintain Patent Rights outside the Territory at any time or to file, prosecute or maintain Patent Rights to which LICENSEE has terminated its license hereunder.

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(d)

LICENSEE shall apply for an extension of the term of any patent in Patent Rights if appropriate under the Drug Price Competition and Patent Term restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this law. LICENSEE shall prepare all documents for such application, and shall execute such documents and take any additional action as required in connection herewith.

5.2	Patent Infringement.

(a)

If LICESNEE learns of the substantial infringement of any patent licensed under this Agreement, then LICENSEE shall call UNIVERSITY’s attention thereto in writing and provide UNIVERSITY with reasonable evidence of infringement. Neither party will notify a third party of the infringement of any of UNIVERSITY’s Patent Rights without first obtaining the consent of the other party, which consent will not be unreasonably denied. Both parties shall use their best efforts in cooperation with each other to terminate infringement without litigation.

(b)

LICENSEE may request that the UNIVERSITY take legal action against the infringement of University’s Patent Rights. Such request must be in writing and must include reasonable evidence of infringement and damages to LICENSEE. If the infringing activity has not abated within ninety (90) days following the effective date of request, then the UNIVERSITY or the U.S. Government has the right to:

commence suit on its own account; or

refuse to participate in the suit, and

the UNIVERSITY shall give notice of its election in writing to LICENSEE by the end of the one-hundredth (100th) day after receiving notice of written request from LICENSEE. LICENSEE may thereafter bring suit for patent infringement, at its own expense, if and only if the UNIVERSITY and the U.S. Government elect not to commence suit and if the infringement occurred during the period and in a jurisdiction where LICENSEE had exclusive rights under this Agreement. If, however, LICENSEE elects to bring suit in accordance with this Paragraph 5.2, then the UNIVERSITY or the U.S. Government may thereafter join that suit at its own expense. LICENSEE agrees not to bring suit for patent infringement without following the procedures of this Paragraph, and both parties agree to be bound by the outcome of a suit for patent infringement, patent infringement issues and patent infringement defenses raised through the pendency of such a suit under this Paragraph 5.2 (b).

(c)

Legal action, as is decided on, will be at the expense of the party bringing suit and all damages recovered thereby will belong to the party bringing suit, but legal action brought jointly by the UNIVERSITY and/or the U.S.

Government and by LICENSEE and fully participated in by them will be at the joint expense of the parties and all recoveries will be shared jointly by them in proportion to the share of expense paid by each party.

(d)

Any recovery or settlement received in connection with any suit will first be shared by UNIVERSITY and LICENSEE equally to cover the litigation costs each incurred, and next shall be paid to UNIVERSITY or LICENSEE to cover any litigation costs it incurred in excess of the litigation costs of the other. In any suit initiated by LICENSEE, any recovery in excess of litigation costs will be shared between LICENSEE and UNIVERSITY as follows: (i) for any recovery other than amounts paid for willful infringement: (A) UNIVERSITY will receive [***] percent ([***]%) of the recovery if UNIVERSITY was not a party in the litigation and did not incur any litigation costs; (B) UNIVERSITY will receive [***] percent ([***]%) of the recovery if UNIVERSITY was a party in the litigation, but did not incur any litigation costs, including the provisions of Paragraph 5.2(b) above, or (C) UNIVERSITY will receive [***] percent ([***]%) of the recovery if UNIVERSITY incurred any litigation costs in connection with the litigation; and (ii) for any recovery for willful infringement, UNIVERSITY will receive [***] percent ([***]%) of the recovery. In any suit initiated by UNIVERSITY, any recovery in excess of litigation costs will belong to UNIVERSITY. UNIVERSITY and LICENSEE agree to be bound by all determinations of patent infringement, validity, and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Section 5.2.

(e)

Each party shall cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party bringing suit. Litigation will be controlled by the party bringing the suit, except that UNIVERSITY may be represented by counsel of its choice in any suit brought by LICENSEE.

5.3	Patent Marking. LICENSEE shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

ARTICLE 6. GOVERNMENTAL MATTERS

6.1

Governmental Approval or Registration.     If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so.

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LICENSEE shall notify UNIVERSITY if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

6.2

Export Control Laws. LICENSEE shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations and the Export Administration Regulations.

6.3	Preference for United States Industry. If LICENSEE sells a Licensed Product or Combination Product in the US, LICENSEE shall manufacture said product substantially in the US.

ARTICLE 7. TERMINATION OF THE AGREEMENT

7.1 Termination by UNIVERSITY.

(a)

If LICENSEE fails to perform or violates any term of this Agreement, then UNIVERSITY may give written notice of default (“Notice of Default”) to LICENSEE. If LICENSEE fails to cure the default within sixty (60) days of the Notice of Default, UNIVERSITY may terminate this Agreement and the license granted herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the effective date of that notice. Termination shall not relieve LICENSEE of its obligation to pay any fees owed at the time of termination and shall not impair any accrued right of UNIVERSITY. The VA also has termination rights under Article 7 of the VA/UC Agreement.

(b)

This Agreement will terminate immediately, without the obligation to provide 60 days notice as set forth in Paragraph 7.1(a), if LICENSEE files a claim including in any way the assertion that any portion of UNIVERSITY’s Patent Rights is invalid or unenforceable where the filing is by the LICENSEE, a third party on behalf of the LICENSEE, or a third party at the written urging of the LICENSEE.

7.2 Termination by LICENSEE.

(a)	LICENSEE shall have the right at any time and for any reason to terminate this Agreement upon a ninety (90)-day written notice to UNIVERSITY. Said notice shall state LICENSEE’s reason for terminating this Agreement. The VA also has termination rights under Article 7 of the VA/UC Agreement.

(b)

Any termination under Paragraph 7.2(a) shall not relieve LICENSEE of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to UNIVERSITY or action by LICENSEE prior to the time termination becomes effective. Termination shall not affect in any manner any rights of UNIVERSITY arising under this Agreement prior to termination.

7.3 Survival on Termination. The following Paragraphs and Articles shall survive the termination of this Agreement:

(a)	Article 4 (REPORTS, RECORDS AND PAYMENTS);

(b)	Paragraph 7.4 (Disposition of Licensed Products on Hand);

(c)	Paragraph 8.2 (Indemnification);

(d)	Article 9 (USE OF NAMES AND TRADEMARKS);

(e)	Paragraph 10.2 hereof (Secrecy); and

(f)	Paragraph 10.5 (Failure to Perform).

7.4

Disposition of Licensed Products on Hand. Upon termination of this Agreement, LICENSEE may dispose of all previously made or partially made Licensed Product within a period of one hundred and twenty (120) days of the effective date of such termination provided that the sale of such Licensed Product by LICENSEE, its Sublicensees, or Affiliates shall be subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

ARTICLE 8. LIMITED WARRANTY AND INDEMNIFICATION

8.1 Limited Warranty.

(a)	UNIVERSITY warrants that it has the lawful right to grant this license.

(b)

The license granted herein is provided “AS IS” and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. UNIVERSITY and VA make no representation or warranty that the Licensed

Product, Licensed Method or the use of Patent Rights will not infringe any other patent or other proprietary rights.

(c)

NEITHER UNIVERSITY NOR THE VA WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OR PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, AFFILIATES OR DEVELOPMENT PARTNERS ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF UNIVERSITY OR THE VA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(d)	Nothing in this Agreement shall be construed as:

(i)	a warranty or representation by UNIVERSITY or VA as to the validity or scope of any Patent Rights;

(ii)	a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties;

(iii)	an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Paragraph 5.2 hereof;

(iv)

conferring by implication, estoppel or otherwise any license or rights under any patents of UNIVERSITY or the U.S. Government other than Patent Rights as defined in this Agreement, regardless of whether those patents are dominant or subordinate to Patent Rights; or

(v)	an obligation to furnish any know-how not provided in Patent Rights.

8.2 Indemnification.

(a)

LICENSEE shall indemnify, hold harmless and defend the U.S. Government, the UNIVERSITY, its officers, employees, and agents; the sponsors of the research that led to the Invention; and the Inventors of the patents and patent applications in Patent Rights and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification shall include, but not be limited to, any product liability.

(b)

LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance or an equivalent program of self insurance as follows:

(i)

prior to initiation of human clinical trials: comprehensive or commercial general liability insurance (contractual liability included) with limits of at least : (A) each occurrence, five hundred thousand dollars (US$500,000); (B) products/completed operations aggregate, one million dollars (US$1,000,000); (C) personal and advertising injury, five hundred thousand dollars (US$500,000); (D) general aggregate (commercial form only), one million dollars (US$1,000,000);

(ii)	upon initiation of human clinical trials: comprehensive or commercial general liability insurance (contractual liability included) with limits of at least: (A) each occurrence, five million dollars (US$5,000,000); (B) products/completed operations aggregate, ten million dollars (US$10,000,000); (C) personal and advertising injury, five million dollars (US$5,000,000); and (D) general aggregate (commercial foul only), ten million dollars (US$10,000,000); and

(iii)	the coverage and limits referred to above shall not in any way limit the liability of LICENSEE.

(c)    LICENSEE shall furnish UNIVERSITY with certificates of insurance showing compliance with all requirements. Such certificates shall:

(i) provide for thirty (30) day advance written notice to UNIVERSITY of any modification;

(ii) indicate that UNIVERSITY has been endorsed as an additional insured under the coverage referred to above; and

(iii) include a provision that the coverage shall be primary and shall not participate with nor shall be excess over any valid and collectable insurance or program of self-insurance carried or maintained by UNIVERSITY.

(d)

UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY or U.S. Government in respect of which UNIVERSITY or U.S. Government intends to invoke the provisions of this Article. LICENSEE shall keep UNIVERSITY informed on a current basis of its defense of any claims under this Article.

ARTICLE 9. USE OF NAMES AND TRADEMARKS

9.1

Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto or the VA (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by LICENSEE of the name, “The Regents of the University of California” or the name of any campus of the University Of California or the VA is prohibited, without the express written consent of UNIVERSITY. Unless required by law, the use by LICENSEE of the name “U.S. Department of Veteran Affairs” is prohibited.

9.2

UNIVERSITY may disclose to the Inventors the terms and conditions of this Agreement upon their request. If such disclosure is made, UNIVERSITY shall request the Inventors not disclose such terms and conditions to others.

9.3

UNIVERSITY or VA may acknowledge the existence of this Agreement and the extent of the grant in Article 2 to third parties, but UNIVERSITY shall not disclose the financial terms of this Agreement to third parties, except where UNIVERSITY is required by law to do so, such as under the California Public Records Act.

ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1	Correspondence. Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:

(a)	on the date of delivery if delivered in person, or

(b)

five (5) days after mailing if mailed by first-class or certified mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party.

If sent to LICENSEE:

Otonomy, Inc.

5626 Oberlin Drive, Suite 100

San Diego, California 92121

Attention : Jay Lichter, Ph.D.

Phone: (858) 768-7826

Fax: (858) 200-0821

With a copy to: Court R. Turner

If sent to UNIVERSITY by mail:

University of California, San Diego

Technology Transfer Office

9500 Gilman Drive

Mail Code 0910

La Jolla, CA 92093-0910

Attention: Assistant Vice Chancellor

If sent to UNIVERSITY by courier:

University of California, San Diego

Technology Transfer Office

10300 North Torrey Pines Road

Torrey Pines Center North, First Floor

La Jolla, CA 92037

Attention : Assistant Vice Chancellor

10.2	Secrecy.

(a)

“Confidential Information” shall mean information relating to the Invention and disclosed by UNIVERSITY to LICENSEE during the term of this Agreement, which if disclosed in writing shall be marked “Confidential”, or if first disclosed otherwise, shall within thirty (30) days of such disclosure be reduced to writing by UNIVERSITY and sent to LICENSEE:

(b)	Licensee shall:

(i)	use the Confidential Information for the sole purpose of performing under the terms of this Agreement;

(ii)	safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

(iii)

not disclose Confidential Information to others (except to its employees, agents or consultants who are bound to LICENSEE by a like obligation of confidentiality) without the express written permission of UNIVERSITY, except that LICENSEE shall not be prevented from using or disclosing any of the Confidential Information that:

(A)	LICENSEE can demonstrate by written records was previously known to it;

(B)	is now, or becomes in the future, public knowledge other than through acts or omissions of LICENSEE;

(C)	is lawfully obtained by LICENSEE from sources independent of UNIVERSITY; or

(D)	is required to be disclosed by law or a court of competent jurisdiction; and

(c)	The secrecy obligations of LICENSEE with respect to Confidential Information shall continue for a period ending five (5) years from the termination date of this Agreement.

10.3

Assignability.  This Agreement may be assigned by UNIVERSITY, but is personal to LICENSEE and assignable by LICENSEE only with the written consent of UNIVERSITY. LICENSEE may assign in connection with the sale or merger of all or substantially all of its assets with or into another party subject to approval by UNIVERSITY. The consent of UNIVERSITY will not be unreasonably withheld or delayed if the assignment is in conjunction with the transfer of all or substantially all of the business of LICENSEE to which this Agreement relates. However, UNIVERSITY will not be deemed to be unreasonable in withholding consent where the assignment is prohibited by State or Federal Law or is likely to cause damage to the UNIVERSITY reputation or is counter to the UNIVERSITY’S stated missions as a public entity.

10.4	No Waiver. No waiver by either party of any breach or default of any covenant or agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.5

Failure to Perform.  In the event of a failure of performance due under this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

10.6

Governing Laws.  THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of the patent or patent application.

10.7

Force Majeure.  A party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the non-performing party’s obligations herein shall resume.

10.8	Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.9

Entire Agreement.  This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

10.10	Amendments. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each party.

10.11

Severability.  In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

OTONOMY:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Jay Lichter, Ph.D.	By:	/s/ Jane C. Moores, Ph.D.
	(Signature)		(Signature)

Name: Jay Lichter, Ph.D.		Name: Jane C. Moores, Ph.D.

Title: CEO		Title: Assistant Vice Chancellor-IP

Date:	11/5/08	Date:	10/30/08

Exhibit A

Inventions Included in this Agreement

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

Patent Applications

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C

VA/UC Agreement

Exhibit C

U.S. DEPARTMENT OF VETERANS AFFAIRS

AND THE UNIVERSITY OF CALIFORNIA

COOPERATIVE TECHNOLOGY ADMINISTRATION AGREEMENT

This Cooperative Technology Administration Agreement (“Agreement”) is made as of this 19th day of May, 2000, by and between the United States Department of Veterans Affairs (hereinafter referred to as “VA”), as represented by the Technology Transfer Program, Office of Research and Development, having an address at 810 Vermont Avenue N.W., Washington, D.C. 20420, and The Regents of the University of California, as represented by the Office of Technology Transfer, having an address at 1111 Franklin Street, 5th Floor, Oakland, California 94607-5200 (“University”).

RECITALS

Whereas, VA and University through their employment relationship with certain faculty and staff, through 37 CFR Part 501, and/or through 35 U.S.C. 200-212, as well as state law and implementing policies, have an interest in inventions made by their employees;

Whereas, VA and University policies promote disclosure of research results for the public’s use and benefit, as well as to define and protect the rights of inventors, provide for an equitable distribution of the rewards and responsibilities associated with the invention(s), and provide that income from such invention(s) be used for the purpose of promoting research and education;

Whereas, pursuant to their shared objectives, it is the mutual desire of VA and University that their respective interests in such inventions be administered and managed exclusively by University on behalf of both parties in a manner to ensure the timely commercialization of such inventions and to make their benefits widely available for society’s use and benefit;

Whereas, VA is authorized to transfer to and to undertake all suitable steps to administer its rights in any such existing or future invention through contract with a nonprofit organization (including a university) under 35 U.S.C. 202(e) (to the maximum extent permitted by law), 35 U.S.C. 207(a)(3), or 15 U.S.C. 3710a;

Now, therefore, the parties hereto agree as follows:

1.	DEFINITIONS

1.1	“Dual Appointment Personnel (DAP)” means any person who is employed by and has entered into and signed an employment or patent agreement with both VA and University.

1.2	“Patent Rights” means all United States patent applications and patents and corresponding patent applications and patents filed in countries other than the

Exhibit C

United States that are assigned to VA and University, including any reissues, extensions, substitutions, divisions, continuations, and continuation-in-part applications (only to the extent, however, that claims in the continuations-in-part applications are entitled to the priority filing date of the parent patent application) based on the subject matter claimed in or covered by a Subject Invention.

1.3	“Property Rights” means all personal property rights covering the tangible personal property in biological materials directly associated with any Subject Invention.

1.4	“Made” in relation to any Subject Invention means the conception or first actual reduction to practice of such Subject Invention.

1.5	“Subject Invention” means Patent Rights and/or related Property Rights covering any existing or future disclosed invention in which both parties have an interest under their various policies, that is made either by a DAP or at least one inventor from each party, and that is not a Disclaimed Invention.

1.6	“Disclaimed Invention” means any Subject Invention for which University declines to pursue patenting, license or commercialization activities under Section 2.2 of this Agreement.

1.7	“License Agreement” means any executed agreement entered into by University under this Agreement that grants Licensee the right to make, use, sell, offer for sale, or import products covered by or claimed by the Subject Invention being licensed under such agreement or otherwise deals with administration of the Subject Invention, such as option or secrecy agreements.

1.8	“Licensee” means any party, not including the United States Government, that enters into a License Agreement with University.

1.9	“Government” means the Government of the United States of America.

1.10	“Fiscal Year” means July 1 through June 30.

1.11	“Gross Revenues” means consideration received by University from the licensing of any Subject Invention, but not including consideration in the form of research funding or other research support.

1.12	“Net Revenues” means Gross Revenues, less any prior contractual obligations to third party research supporters or joint owners, then less Administrative Fee, Expenses, Inventors Share, and Research Share for each Subject Invention.

1.13	“Inventors Share” means those revenues due under the applicable University of California policy to named inventors for each Subject Invention.

Exhibit C

1.14	“Research Share” means those revenues to be allocated directly for research purposes, if any, under the applicable University of California Patent Policy for each Subject Invention.

1.15	“Expenses” means legal and other direct expenses incurred by University (that are not otherwise reimbursed from a third party) for patenting, protecting and preserving U.S. and foreign patent, copyright and related property rights, maintaining patents and such other costs, taxes, or reimbursements as may be necessary or required by law for each Subject Invention.

1.16	“Administrative Fee” means 15% fee of Gross Revenues retained by University in consideration of University’s commercialization efforts for each Subject Invention.

1.17	“UC Site” means the campus or U.S. Department of Energy Laboratory managed by University at which a Subject Invention is made.

1.18	“Pooled Amount” means Net Revenues aggregated by UC site cumulatively over time beginning the effective date of this Agreement for all of that UC Site’s Subject Inventions.

2.	PATENT PROSECUTION AND PROTECTION

2.1	Disclosure. The parties agree to promptly and in confidence report to the other party each Subject Invention. VA agrees to provide to University a copy of its Determination of Rights letter to inventors regarding any potential Subject Invention.

2.2	Disclaimed Inventions. University shall notify VA in writing of any individual Subject Invention for which the University declines to pursue patenting, licensing or commercialization activities, and as of the date of such notice, that invention shall no longer be considered a Subject Invention under this Agreement.

2.3	VA authorizes University to have the exclusive right to prepare, file, prosecute, and maintain patent application(s) and patents covering any Subject Invention. University shall promptly provide to VA, upon request, all serial numbers and filing dates, together with copies of all such applications, including, on request copies of all Patent Office Actions, responses, and all other Patent Office communications. In addition, University shall be granted Power of Attorney for all such patent applications.

2.4	University shall make an election with respect to foreign filing including in which countries foreign filing will be done prior to the election, within ten (10) months of any United States filing. If any foreign patent applications are filed, University shall promptly, upon request, provide to VA all serial numbers and filing dates

Exhibit C

together with copies of all such foreign patent applications, including on request, copies of all Patent Office Actions.

2.5	University shall promptly record assignments of domestic patent rights covering a Subject Invention in the United States Patent and Trademark Office and shall promptly provide VA with a copy of each recorded assignment with respect to VA.

2.6	Notwithstanding any other provision of this Agreement, University shall not abandon the prosecution of any patent application including provisional patent applications (except for purposes of filing continuation application(s)) or the maintenance of any patent for a Subject Invention without prior written notice to VA. Upon receiving such written notice, VA may, at its sole option and expense, take over the prosecution of any such patent application, or the maintenance of any such patent, and such invention shall no longer be considered a Subject Invention under this Agreement.

2.7	University may decide to bail Property Rights as a more efficient commercialization method than patenting. If University so decides, then University will follow the guidelines issued by the U.S. National Institutes of Health on such commercialization approach.

3.	LICENSING

3.1	VA authorizes University to have the exclusive right to negotiate, execute, and administer any License Agreement. VA shall not license to any third parties any Subject Invention unless this Agreement is terminated in accordance with Article 7 (Termination) and there are no License Agreements in effect or under negotiation. VA also agrees to not pre-commit any Subject Inventions or future inventions that would be Subject Inventions under this Agreement to a commercial research sponsor or other entity through prior agreements made by VA foundations or others.

3.2	VA authorizes University to have the sole right to diligently seek a Licensee and negotiate and enter into License Agreements for the commercial development of any Subject Invention and to administer all such License Agreements for the mutual benefit of the parties and in the public interest.

3.3	University shall have the final authority to enter into negotiations and execute License Agreements. In accordance with Section 5.2, University shall provide VA with a copy of all executed License Agreements. VA shall keep these documents and related documentation confidential, unless such disclosure is required by law, except that VA may disclose the existence of any License Agreement, but only to the extent of the granting clause. VA will not disclose the names of the Licensee or any other terms contained in the License Agreement unless such disclosure is required under law.

Exhibit C

3.4	University agrees to not enter into a License Agreement for commercial development of Subject Invention with a company who is identified on the current list of companies debarred from covered transactions as provided, and updated from time to time, by the VA.

3.5	Any respective License Agreement will include provisions that address the following:

3.5.1	The License Agreement will be subject to the overriding obligations to the U.S. Government, including those set forth in 35 U.S.C. §200-212 or 15 U.S.C. 3710a, and applicable governmental implementing regulations, whichever may be appropriate.

3.5.2	For a License Agreement granting an exclusive right to use or sell the Subject Invention in the United States, Licensee knowledges that any patent products embodying the Subject Invention or produced through the use thereof will be manufactured substantially in the United States.

3.5.3	The Government shall have the nonexclusive, nontransferable, irrevocable, royalty-free, paid-up right to practice or have practiced the Subject Invention throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory.

3.5.4	The Government shall retain the right to require University to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive license to use the invention in the applicant’s licensed field of use on terms that are reasonable under the circumstances; or, if University fails to grant such a license, to grant the license itself. The Government may exercise its rights retained herein only in exceptional circumstances and only if the Government determines that (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by University; (ii) the action is necessary to meet requirements for public use specified by Federal regulations, and such requirements are not reasonably satisfied by University; or (iii) University has failed to comply with an agreement containing provisions described in 35 U.S.C. 204 or 15 U.S.C. 3710a(c)(4)(B), whichever is appropriate.

4.	REVENUES

4.1	Inventor Share. University shall be solely responsible for calculating and distributing Inventor Share pursuant to University of California policy. Inventor Share will be distributed equally among the named inventors unless mutually agreed in writing by all inventors.

Exhibit C

4.2	Research Share. University shall be solely responsible for calculating and distributing Research Share. The Research Share will be pro-rated in proportion to the number of sole University, sole VA and DAP employee inventors. For financial calculation purposes under this section, any DAP will be considered to be 50% VA and 50% University, regardless of actual employment percentages.

Example:	For an invention made by a DAP inventor and two sole VA inventors, University would direct from 15% Research Share, 2.5% to the appropriate University research program and 12.5% to the VA for its appropriate research program.

4.3	Net Revenues. University agrees to pay to VA an amount equivalent to 50% of the Pooled Amount for each UC Site less payments made by University to VA for previous Fiscal Years. University’s obligation to make payments to VA shall commence from the date that the Pooled Amount calculation is positive for a UC Site. Such payments are payable in annual installments and are due no later than January 31 for Pooled Amount calculation made for the prior Fiscal Year.

4.4	All payments to VA, required under this Agreement shall be in U.S. Dollars and shall be made by University by check or bank draft drawn on United States banks and shall be payable, as appropriate, to the “Department of Veterans Affairs (royalty).” All such payments shall be sent to the following address:

Department of Veterans Affairs

Technology Transfer Financial Management Office (12TT)

810 Vermont Avenue NW

Washington, D.C. 20420

The payment under Section 4.3 will be accompanied with an itemized accounting of performance of each individual Subject Invention.

5.	RECORDS AND REPORTS

5.1	University shall keep complete, true, and accurate accounts of all Expenses and of all Gross Revenues received by it under each License Agreement and shall permit VA or VA’s designated agent to examine its books and records in order to verify the payments due or owed under this Agreement.

5.2	University shall submit to VA at the address identified in Article 8 a semi-annual report, not later than January 31 covering the period through the prior June 30 and not later than April 30 covering the period through the prior December 31, setting forth the status of all patent prosecution, commercial development, and licensing activity concerning Subject Invention(s), and upon request of the VA, copies of patents issued and, in confidence, License Agreements executed during that period.

Exhibit C

5.3	The report required under Section 5.2 shall also be made within sixty (60) days of the termination of this Agreement.

6.	PATENT INFRINGEMENT

6.1	If the administrators responsible for this Agreement at VA or University learns of the substantial infringement of any Subject Invention, then the party who learns of the infringement will promptly call attention to the infringement in writing to the other party and provide the other party with reasonable evidence of the infringement. Neither party will notify a third party of infringement without first obtaining written consent of the other party, which consent will not be unreasonably withheld. University, in cooperation with VA, will use its best efforts to terminate the infringement without litigation. If the efforts of the parties are not successful in abating the infringement within 90 days after the infringement was formally brought to the attention of the parties, then either party will have the right to elect to:

6.1.1	commence suit on its own account;

6.1.2	permit an exclusive Licensee to bring suit separately, but only if University or VA elects not to bring suit;

6.1.3	join with the other party or an exclusive Licensee in the suit; or

6.1.4	refuse to participate in the suit;

and each party will give written notice of its election to the other party within 10 days after the 90-day period. University may permit an exclusive Licensee to bring suit on its own account, either by formal notice or by failure to act within the period, but only if University or VA elects not to commence suit or join each other in any suit.

6.2	Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby will belong to such party, provided, however, that legal action brought by VA, University, and/or an exclusive Licensee, and participated in by the parties bringing suit will be at the expense of such parties, and all recoveries will be allocated in the following order:

6.2.1	to each party reimbursement in equal amounts of the attorney’s costs, fees, and other related expenses to the extent each party paid for such costs, fees, and expenses until all such costs, fees, and expenses are consumed for each party; and

6.2.2	any remaining amount shared by them in proportion to the share of expenses paid by each party.

Exhibit C

6.3	Each party will cooperate with the other in litigation proceedings instituted under this Agreement but at the expense of the party on account of whom suit is brought. This litigation (including settlement) will be controlled by the party bringing the suit, except that University will control the suit if brought jointly. Either party may be represented at its sole expense by counsel of its choice in any suit brought by the other party or an exclusive Licensee. VA’s agreement in this paragraph is subject to U.S. Department of Justice approval on a case-by-case basis.

7.	TERM AND TERMINATION

7.1	Term. This Agreement is effective when signed by both parties and shall extend until the expiration of the last-to-expire of the License Agreements or patents covering a Subject Invention included under this Agreement, whichever is later, unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement.

7.2	Termination by Mutual Consent. University and VA may elect to terminate this Agreement, or portions thereof, at any time by mutual consent in writing. In such event, any outstanding commitments to third parties through License Agreements, options thereto, or research agreements concerning any Subject Invention(s) or future inventions that would be Subject Inventions under this Agreement that were entered into by University or were reliant on this Agreement prior to the effective termination date shall survive this Agreement.

7.3	Termination by Unilateral Action.

7.3.1	Written Notice. Either Party may unilaterally terminate this entire Agreement at any time by giving the other Party prior written notice, but not less than six (6) months prior to the desired termination date.

7.3.2	Commitments. In such event, any outstanding commitments to third parties through License Agreements, options thereto, or research agreements concerning any Subject Invention(s) or future inventions that would be Subject Inventions under this Agreement that were entered into by University or were reliant on this Agreement prior to the effective termination date shall survive this Agreement. All uncancelable obligations shall be included within Expenses.

7.4	Termination of License Agreement by VA. The VA may terminate a License Agreement if it is determined by VA that:

7.4.1	University or any of its Licensees substantially fail to meet the material obligations set forth in the License Agreement: or

7.4.2	The VA determines that such action is necessary to meet requirements for public use specified by federal regulations issued after the date of this

Exhibit C

Agreement and such requirements are not reasonably satisfied by University or any Licensees; or

7.4.3	University or any Licensees have willfully made a material false statement of, or willfully omitted, a material fact in any report required by this Agreement: or

7.4.4	University or any Licensees commit a substantial breach of covenant or agreement contained in the License Agreement; or

7.4.5	University or any Licensees materially defaults in making any payment or report required by this Agreement or a License Agreement; or

7.4.6	University or any Licensees is adjudged as bankrupt or has its assets placed in the hands of the receiver or makes any assignment or other accommodation for the benefit of creditors; or

7.4.7	University is held by a court of competent jurisdiction, without taking a further appeal, to have misused any patent rights covering a Subject Invention.

7.5	Prior to any termination of the License Agreement, VA shall furnish University and any Licensee of record a written notice of intention to terminate, and University and any notified Licensee shall be allowed 30 days after the date of such notice to remedy any breach or default of any covenant or agreement of the License Agreement or to show cause why the License Agreement should not be terminated.

7.6	The word termination’ and cognate words, such as ‘term’ and ‘terminate,’ used in this Article 7 and elsewhere in this Agreement are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations all of which survive any termination to the degree necessary to permit their complete fulfillment or discharge;

7.6.1	University’s obligation to supply a terminal report as specified in Section 5.3 of this Agreement.

7.6.2	VA’s right to receive or recover and University’s obligation to share Net Revenues or accruable for payment at the time of any termination as specified in Article 4 of this Agreement.

7.6.3	University’s obligation to maintain records and VA’s right to conduct a final audit pursuant to Section 5.1 of this Agreement.

7.6.4	Sublicenses, releases, and agreements of non-assertion running in favor of Licensees prior to any termination and on which royalties shall have been paid.

Exhibit C

7.6.5	Any cause of action or claim VA accrued or to accrue, because of any breach or default by University.

7.7	In the event the termination of this Agreement or conversion of this Agreement, any Licensee of record granted pursuant to this Agreement may, at Licensee’s option, be converted to a license directly between Licensee and VA.

7.8	After effective termination, each party may separately license its interests in Subject Inventions according to its own policy. Apart from specific obligations of the parties under this Agreement accrued prior to termination, the parties will have no further rights or obligations under this Agreement after such termination.

8.	NOTICES

All notices required or permitted by this Agreement to be given to the parties thereto shall be deemed to have been properly given if delivered in writing, in person or mailed by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other Party. Notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

Notices shall be sent to the mailing address below, or alternative address(es) for individual Subject Inventions as identified in writing by the VA Director, Technology Transfer Program or by the University Executive Director, Research Administration and Technology Transfer.

To VA:	Director (122)
Technology Transfer Program
Office of Research and Development
U.S. Department of Veterans Affairs
810 Vermont Avenue N.W.
Washington, D.C. 20420

To University:	The Regents of the University of California
Office of the President
Office of Technology Transfer (OTT)
1111 Franklin Street, 5th Floor
Oakland, California 94607-5200
Attention: Executive Director,
Research Administration and Technology Transfer

Exhibit C

9.	GOVERNING LAWS, SETTLING DISPUTES

9.1	This Agreement shall be construed in accordance with U.S. Federal law and the law of the State of California when not in conflict with U.S. Federal law. Federal law and regulations will preempt any conflicting or inconsistent provisions in this Agreement. University shall have all defenses available to it under California law.

9.2	Any controversy or any disputed claim by either party against the other arising under or related to this Agreement shall be submitted jointly to University, Executive Director of Research Administration and Technology Transfer, and to the VA, Director, Technology Transfer Program, Office of Research and Development. University and VA will be free after written decisions are issued by those officials to pursue any and all administrative and/or judicial remedies that may be available.

10.	MISCELLANEOUS

10.1	The Agreement or anything related thereto shall not be construed to confer on any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to this Agreement shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

10.2	It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.3	This Agreement is binding upon and shall inure to the benefit of the parties hereto, their successors or assigns, but this Agreement may not be assigned by either party without the prior written consent of the other party.

10.4	This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of University or VA other than Subject Inventions regardless of whether such patents are dominant or subordinate to Subject Inventions.

10.5	Any modification to this Agreement must be in writing and agreed to by both parties.

10.6	It is understood and agreed by University and VA that this Agreement constitutes the entire agreement, both written and oral, between the parties, and that all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect.

Exhibit C

10.7	Use of Name. Neither party may use the name of the other party in any way for advertising or publicity without the express written consent of the other party, provided, however, that while University may not allow a Licensee to use the name of VA for advertising or publicity, it does have the right to use the name of VA in connection with negotiating a License Agreement or sublicense agreement and where required by law.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as follows:

U.S. DEPARTMENT OF VETERANS AFFAIRS		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ John R. Feussner, M.D.	By:	/s/ Alan B. Bennett

Name: John R. Feussner, M.D.		Name: Alan B. Bennett

Title: Chief Research and Development Officer		Title: Executive Director,
Research Administration and Technology Transfer

Date:	5/19/00	Date:	5/18/00

AMENDMENT NO. 1 TO THE

LICENSE AGREEMENT

BETWEEN OTONOMY, INC. AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR UCSD CASE NO. SD2008-274, SD2009-077 THROUGH SD2009-098 AND SD2009-126

This amendment to the agreement (“Amendment”) is made by and between Otonomy, Inc., a Delaware corporation (“OTONOMY”) and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), as represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer Office, Mail-code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”). The amendment is effective as of the date of the last signature below (“Amendment Effective Date”).

Whereas, OTONOMY has entered into a License Agreement (“License Agreement”) with the UNIVERSITY effective November 5, 2008 (UC Control No. 2009-03-0242) wherein OTONOMY was granted certain rights;

Whereas, the parties to the License Agreement wish to put in place certain modifications to the License Agreement which more accurately reflect the OTONOMY business strategy and commercialization plan for Licensed Products, and to make corrections to the License Agreement;

Whereas, the VA has released rights to the Inventions covered under the License Agreement and Amendment.

These changes are effective on the Amendment Effective Date.

Therefore, the parties agree as follows:

WITH RESPECT TO “VA/UC AGREEMENT”:

1.	Replace “Exhibit A” with “Exhibit C” in Paragraph 1.11.

WITH RESPECT TO FIELD:

2.	Paragraph 1.3 of the License Agreement shall be amended to read:

“Field” shall mean therapies for human otic diseases.

WITH RESPECT TO SUBLICENSE:

3.	Paragraph 2.2(c) of the License Agreement shall be DELETED in its entirely and REPLACED with:

Upon termination of this Agreement for any reason, UNIVERSITY, at its sole discretion, shall determine whether LICENSEE shall cancel or assign to UNIVERSITY any and all Sublicenses; provided, however, that LICENSEE may submit a proposed Sublicense to UNIVERSITY in advance for UNIVERSITY’s prior approval, such approval not to be unreasonably withheld or delayed, and if UNIVERSITY approves such Sublicense, and

Sublicensee agrees to the terms of this Agreement, the UNIVERSITY’s duties under any Sublicense are to be no greater than the UNIVERSITY’s duties under this Agreement, and UNIVERSITY’s rights will be no less than under this Agreement, then such Sublicense shall become a direct license between Sublicensee and UNIVERSITY upon termination of this Agreement for any reason.

WITH RESPECT TO RESERVATION OF RIGHTS:

4.	In Paragraph 2.3 (c) DELETE:

“...in their facilities.”

WITH RESPECT TO LICENSE MAINTENANCE FEE:

5.	Paragraph 3.1(b) of the License Agreement shall be amended to read:

license maintenance fees of [***] dollars (US$[***]) per year and payable on the first anniversary of Effective Date and annually thereafter on each anniversary; provided however, that LICENSEE’s obligation to pay this fee shall end on the date when LICENSEE is commercially selling a Licensed Product;

WITH RESPECT TO MILESTONE PAYMENTS:

6.	Paragraph 3.1(c) (i) Date or Event of the License Agreement shall be amended to read:

[***]

WITH RESPECT TO SUBLICENSE FEES:

7.	Paragraph 3.1 (f) shall be replaced in its entirety with the following:

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

For the purposes of this Agreement, Sublicense Fees means all consideration received by LICENSEE from Sublicensees that are not:

(i)            earned royalties,

(ii)          research payments and reimbursement of research expenses which are explicitly earmarked for research and development activities under the Sublicense towards the commercialization of Licensed Products,

(iii)          payments as reimbursements for patent expenses for the prosecution, maintenance and litigation matters regarding Patent Rights,

(iv)          payments for equity investments, but only to the extent such equity investments do not exceed a per share price (a) of the previous round of private equity financing; or (b) reflective of the fair market value on a public trade, or

(v)          loans which are not forgiven.

For the purpose of the above paragraph, research payments and reimbursement of research expenses shall not include salaries of LICENSEE employees or compensation paid to parties that perform financial management, human resources, publicity or fund raising functions for LICENSEE or any other individuals whose job functions do not contribute directly to the research and development of Licensed Product.

WITH RESPECT TO DUE DILIGENCE:

8.	Paragraph 3.3 (a) will be amended as follows:

DELETE: 3.3(a)(iv)

DELETE: 3.3(a)(vi)

WITH RESPECT TO PATENT MATTERS:

9.	Paragraph 5.1 (a) is amended as follows:

LICENSEE shall diligently prosecute and maintain United States and, if applicable, foreign patents, and applications in Patent Rights using counsel of its choice. LICENSEE shall provide UNIVERSITY with copies of all relevant documentation relating to such prosecution and share proposed responses to a patent office sufficiently in advance of a deadline to permit UNIVERSITY to comment. The counsel shall take instructions only from LICENSEE, and all patents and patent applications in Patent Rights shall be jointly assigned to UNIVERSITY and LICENSEE.

10.	Paragraph 5.2 (b) is amended as follows adding this sentence to the end of the paragraph:

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSEE my not join UNIVERSITY in such a suit without UNIVERSITY’s written permission.

WITH RESPECT TO INVENTIONS INCLUDED:

11.	Exhibit A will be amended to include the following cases:

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

WITH RESPECT TO PATENTS INCLUDED:

12.	Exhibit B will be amended to include the following patent applications:

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

LICENSEE shall pay to UNIVERSITY a License Amendment Fee of [***] dollars (US$ [***]) within thirty (30) days of the Amendment Effective Date.

All other terms and conditions in the License Agreement between OTONOMY and UNIVERSITY, effective November 5, 2008, shall remain unchanged and in effect.

The parties agree that this Amendment may be executed by facsimile and in two (2) or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

OTONOMY, INC.:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Jay Lichter	By:	/s/ Jane C. Moores, PhD

Name:	Jay Lichter	Name:	Jane C. Moores, PhD

Title:	President & CEO	Title:	Assistant Vice Chancellor -
Technology Transfer

Date:	1/27/10	Date:	1-21-10

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT NO. 2 TO THE

LICENSE AGREEMENT

BETWEEN OTONOMY, INC. AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR UCSD CASE NO. SD2008-274, SD2009-077 THROUGH SD2009-098 AND SD2009-126

This amendment to the agreement (“Amendment No. 2”) is made by and between Otonomy, Inc., a Delaware corporation having an address at 5626 Oberlin Drive, Suite 100, San Diego, California 92121 (“OTONOMY”) and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), as represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer Office, Mail-code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”). The amendment is effective as of the date of the last signature below (“Amendment No. 2 Effective Date”).

Whereas, OTONOMY has entered into a License Agreement (“License Agreement”) with the UNIVERSITY effective November 5, 2008 (UC Control No. 2009-03-0242) wherein OTONOMY was granted certain rights;

Whereas, OTONOMY has entered into an Amendment (“Amendment No. 1”) with the UNIVERSITY effective January 27, 2010 (UC Control No. 2009-03-024A) wherein certain changes were made to the License Agreement;

Whereas, the parties to the License Agreement wish to put in place a modification and clarification to the License Agreement.

This change is effective on the Amendment No. 2 Effective Date.

Therefore, the parties agree as follows:

WITH RESPECT TO ARTICLE 3. COMPENSATION:

Paragraph 3.1 (c) (iv) shall be amended to read:

(iv) $[***]	[***]

Delete Paragraph 3.1(c)(v):

(v) $[***]	[***]

Replace Paragraph 3.1(c)(v) with the following:

(v) $[***]	[***]

*** Certain information on this page has been omitted and filed separately with the Securities and

Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Add to Paragraph 3.1:

(vi) $[***]	[***]

(vii) $[***]	[***]

(viii) $[***]	[***]

WITH RESPECT TO ARTICLE 5. PATENT MATTERS:

Paragraph 5.2 (b) shall be deleted in its entirety and replaced with the following:

LICENSEE may request that the UNIVERSITY take legal action against the infringement of University’s Patent Rights. Such request must be in writing and must include reasonable evidence of infringement and damages to LICENSEE. If the infringing activity has not abated within ninety (90) days following the effective date of request, then the UNIVERSITY or the U.S. Government has the right to:

commence suit on its own account; or

refuse to participate in the suit, and

the UNIVERSITY shall give notice of its election in writing to LICENSEE by the end of the one-hundredth (100th) day after receiving notice of written request from LICENSEE; provided, however, in the event of a litigation commenced under the Hatch-Waxman Act, UNIVERSITY shall give notice of its election in writing to LICENSEE by the end of the thirtieth (30th) day after receiving notice of written request from LICENSEE. LICENSEE may thereafter bring suit for patent infringement, at its own expense, if and only if the UNIVERSITY and the U.S. Government elect not to commence suit and if the infringement occurred during the period and in a jurisdiction where LICENSEE had exclusive rights under this Agreement. If, however, LICENSEE elects to bring suit in accordance with this Paragraph 5.2, then the UNIVERSITY or the U.S. Government may thereafter join that suit at its own expense. LICENSEE agrees not to bring suit for patent infringement without following the procedures of this Paragraph, and both parties agree to be bound by the outcome of a suit for patent infringement, patent infringement issues and patent infringement defenses raised through the pendency of such a suit under this Paragraph 5.2 (b).

All other terms and conditions in the License Agreement between OTONOMY and UNIVERSITY, effective November 5, 2008 and amended in Amendment No. 1, effective January 27, 2010, shall remain unchanged and in effect.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The parties agree that this Amendment No. 2 may be executed by facsimile and in two (2) or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

OTONOMY, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Jay Lichter	By:	/s/ Jane C. Moores, Ph.D.

Name:	Jay Lichter	Name:	Jane C. Moores, Ph.D.

Title:	CEO	Title:	Assistant Vice Chancellor

Date:	June 9, 2010	Date:	6/9/10

AMENDMENT NO. 3 TO THE LICENSE AGREEMENT

BETWEEN OTONOMY, INC. AND THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR USCD CASE NO. SD2008-274, SD2009-077 THROUGH SD2009-098, SD200-126, SD2009-230 THROUGH SD2009-234, SD2009-302 THROUGH SD2009-305, SD2009-355 THROUGH SD2009- 357, SD2009-389, SD2010-011, SD2010-052 THROUGH SD2010-060, SD2010-147 THROUGH SD2010-149

This amendment to the agreement (“Amendment No. 3”) is made by and between Otonomy, Inc., a Delaware corporation having an address at 6275 Nancy Ridge Drive, Suite 100, San Diego, California 92121 (“Otonomy”) and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), as represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer Office, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”). Amendment No. 3 is effective as of the date of the last signature below (“Amendment No. 3 Effective Date”).

Whereas, OTONOMY has entered into a License Agreement with the UNIVERSITY effective November 5, 2008 (UC Control No. 2009-03-0242), Amendment No. 1 effective January 27th, 2010 (UC Control No. 2009-03-0242REVA) and Amendment No. 2 effective June 9th, 2010 (UC Control No. 2009-03-0242REVB), (collectively, “License Agreement”) wherein OTONOMY was granted certain rights;

Whereas, the parties wish to put in place a modification to the License Agreement.

Therefore, the parties agree as follows:

WITH RESPECT TO ARTICLE 3. CONSIDERATION:

Paragraph 3.1(e) shall be deleted in its entirety and replaced with:

In the event LICENSEE is required to pay royalties or milestone fees or sublicense fees to a third party in consideration for intellectual property rights which LICENSEE determines are necessary to make, use or sell Licensed Product, then LICENSEE may deduct [***] percent ([***]%) of such royalties or milestone fees or sublicense fees owing to such third party from any royalties or milestone fees or sublicense fees due under this Agreement, provided that in no event shall (i) the amounts due to UNIVERSITY under Paragraph 3.1(f) be reduced to less than [***] percent ([***]%) of the amount that would otherwise be due to UNIVERSITY thereunder, and (ii) royalties or milestone fees due to UNIVERSITY be reduced to less than [***] percent ([***]%) of the amount that would otherwise be due to UNIVERSITY.

All other terms and conditions in the License Agreement between OTONOMY and UNIVERSITY shall remain unchanged and in effect.

The parties agree that this Amendment No. 3 may be executed electronically and in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

In consideration for this Amendment No. 3, OTONOMY shall pay an amendment fee in the amount of [***] ($[***]) dollars. Payment shall be made within thirty (30) days after the Amendment No. 3 Effective Date and receipt of invoice.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

OTONOMY, INC:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Paul E. Cayer	By:	/s/ Jane C. Moores, Ph.D.

Name:	Paul E. Cayer	Name:	Jane C. Moores, Ph.D.

Title:	Chief Business Officer	Title:	Assistant Vice Chancellor

Date:	11/7/12	Date:	11/7/12